UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 5, 2014

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-52833	75-3241967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Central Avenue Suite 900 Saint Petersburg, FL	33701	(727) 895-7737
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 5, 2014, the Board of Directors of United Insurance Holdings Corp. (the Company) appointed Ms. Kimberly Salmon to serve as its General Counsel and Chief Legal Officer effective February 24, 2014. In this newly created position, Ms. Salmon will be responsible for directing and leading all aspects of the Company’s legal affairs.

On February 5, 2014, the Company and Ms. Salmon entered into an employment agreement (the Salmon Employment Agreement) which will be effective on February 24, 2014. The Salmon Employment Agreement provides that the Company will employ Ms. Salmon on an at-will basis, for a term that begins on the effective date and continues until the second (2nd) anniversary of the effective date. The Salmon Employment Agreement will automatically renew for additional one-year terms unless either party provides 180 days written notice of such party's intent to terminate Ms. Salmon's employment, or unless the Company terminates Ms. Salmon's employment for "cause" as such term is defined in the Salmon Employment Agreement.  Pursuant to the Salmon Employment Agreement, Ms. Salmon will receive an annual base salary of $190,000.  In addition, the Salmon Employment Agreement provides that Ms. Salmon (1) is eligible to receive annual cash bonuses at the discretion of the Board of Directors of the Company, based on achievement of performance goals to be established by the Company's executive management team and the Board, and (2) is eligible to participate in other benefits generally available to senior executives of the Company, including equity compensation plans. The Salmon Employment Agreement also provides that the Company shall negotiate and enter into a restricted stock agreement with Ms. Salmon no later than 180 days following the effective date of the Salmon Employment Agreement. The number of shares of common stock to be issued to Ms. Salmon pursuant to the restricted stock agreement shall be at the discretion of the Company, but shall have a fair value of no less than ten percent of Ms. Salmon's base salary on the date of issuance and shall vest on the anniversary of the effective date of the restricted stock agreement.

The Salmon Employment Agreement provides that upon the termination of Ms. Salmon's employment, she will refrain from soliciting any employee and certain former employees of the Company for two years following the termination of Ms. Salmon's employment, unless such employee has not been employed by the Company for more than one year.

The foregoing description does not purport to be a complete description of the Salmon Employment Agreement is qualified by reference to the full text of such document, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Ms. Salmon, age 53, has twenty-one years of experience in the insurance defense industry. Prior to joining UPC Insurance, Ms. Salmon served as a partner in the firm Groelle & Salmon, P.A. Ms. Salmon is a member of the Florida Bar and the U.S. District Court for the Middle District of Florida. Ms. Salmon obtained her JD from Stetson University and her Bachelors of Arts in Criminal Justice from Florida Atlantic University.

We have attached hereto as Exhibit 99.1 a copy of our press release announcing Ms. Salmon's appointment as General Counsel and Chief Legal Officer.

Item 9.01(d): Exhibits.
See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED INSURANCE HOLDINGS CORP.

By:    /s/ Brad Martz
Name:     Brad Martz
Title:     Chief Financial Officer
(principal financial officer)

Date: February 6, 2014

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated February 5, 2014, between United Insurance Holdings Corp. and Kimberly Salmon
99.1	Press release dated February 6, 2014, announcing the appointment of Kimberly Salmon as General Counsel and Chief Legal Officer for United Insurance Holdings Corp.